Exhibit 99.1

Catalyst Biosciences Announces Transition of Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., Aug. 29, 2019 — Catalyst Biosciences, Inc. (NASDAQ: CBIO), today announced that its chief financial officer, Fletcher Payne, will be stepping down from the Company to pursue another opportunity effective August 30, 2019. The Company is initiating a search for a successor.

“Fletcher has been a valuable member of our management team and I thank him for his contributions over the past four years,” said Nassim Usman, Ph.D., chief executive officer of Catalyst. “We wish Fletcher the best in his new role.”

Mr. Payne added, “I am proud to have been part of building Catalyst’s clinical pipeline and its strong financial position. I look forward to following the Company’s progress in the years ahead.”

About Catalyst Biosciences

Catalyst is a clinical-stage biopharmaceutical company focused on developing novel treatments for hemophilia and other rare bleeding disorders using its potent, subcutaneous (SQ) coagulation factors that promote blood clotting. The Company’s engineered coagulation factors are designed to overcome the significant limitations of current intravenous (IV) treatment options, facilitate prophylaxis, and ultimately deliver substantially better outcomes using SQ dosing. For more information, please visit www.catalystbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements about the potential uses and benefits of Catalyst’s subcutaneous coagulation factors to treat patients with hemophilia and other rare bleeding disorders. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risk that additional human trials will not replicate the results from earlier trials, that potential adverse effects may arise from the testing or use of the Company’s subcutaneous coagulation factors, including the generation of antibodies, the risk that costs required to develop or manufacture the Company’s products will be higher than anticipated, competition and other factors that affect our ability to establish collaborations on commercially reasonable terms and other risks described in the “Risk Factors” section of the Company’s annual report filed with the Securities and Exchange Commission on March 8, 2019, and in other filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors:

Nassim Usman, Ph.D.

Catalyst Biosciences, Inc.

+1.650.266.8674

investors@catbio.com

Media:

Josephine Belluardo, Ph.D.

LifeSci Public Relations

+1.646.751.4361

jo@lifescipublicrelations.com